Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

04-3401714
(Jurisdiction of incorporation or organization if not a U.S	(I.R.S. Employer Identification Number)
national bank)

250 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Robert H. Major, Vice President

8742 Lucent Blvd., Suite 225, Highlands Ranch, CO  80129

(781) 856-7020

(Name, address and telephone number of agent for services)

ATLANTIC POWER CORPORATION

(Exact name of obligor as specified in its charter)

British Columbia, Canada	55-0886410
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

3 Allied Drive, Suite 220
Dedham, Massachusetts 02026
(617) 977-2400

(Address of principal executive offices)

Common Shares

Debt Securities

Warrants

Units

Subscription Receipts

(Title of the indenture securities)

Item 1.                                                         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY  10017-2613

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.                                                         Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.                                                  List of exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1.            A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-207917).

2.            A copy of the certificate of authority of the trustee to commence business.  (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-207917).

3.            A copy of the authorization of the trustee to exercise corporate trust powers.  (See Exhibits 1 and 2).

4.             A copy of the existing bylaws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207917).

6.             The consent of the Trustee required by Section 321(b) of the Act.

7.             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and State of Ohio, on the 4th day of December, 2017.

Computershare Trust Company, National Association

By:	/s/ Robert H. Major
Robert H. Major, Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Robert H. Major
Robert H. Major
Vice President

Columbus, Ohio
December 4, 2017

EXHIBIT 7 Consolidated Report of Condition of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION 250 Royall Street, Canton, MA 02021 at the close of business June 30, 2017. ASSETS Dollar Amounts In Thousands Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin -0- Interest-bearing balances -0- Securities: Held-to-maturity securities -0- Available-for-sale securities 19,639 Federal funds sold and securities purchased under agreements to resell: Federal funds sold in domestic offices -0- Securities purchased under agreements to resell -0- Loans and lease financing receivables: Loans and leases held for sale -0- Loans and leases, net of unearned income -0- LESS: Allowance for loan and lease losses -0- Loans and leases, net of unearned income and allowance -0- Trading assets -0- Premises and fixed assets (including capitalized leases) -0- Other real estate owned -0- Investments in unconsolidated subsidiaries and associated companies -0- Direct and indirect investments in real estate ventures -0-  . Intangible assets: Goodwill 7,756 Other intangible assets -0- Other assets 763 Total assets 28,158

LIABILITIES Deposits: In domestic offices -0- Noninterest-bearing -0- Interest-bearing -0- Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices -0- Securities sold under agreements to repurchase -0- Trading liabilities -0- Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases) -0- Not applicable Not applicable Subordinated notes and debentures -0- Other liabilities 2.681 Total liabilities 2,681 EQUITY CAPITAL Perpetual preferred stock and related surplus 0 Common stock 500 Surplus (exclude all surplus related to preferred stock) 18,894 6,083 -0- Retained earnings Accumulated other comprehensive income Other equity capital components -0- Total bank equity capital 25,477 Noncontrolling (minority) interests in consolidated subsidiaries -0- Total equity capital 25,477 28,158 Total liabilities and equity capital   I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. Robert G. Marshall Assistant Controller